Exhibit 32.1
CERTIFICATIONS OF
PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the Chief Executive Officer and the Chief Financial Officer of Iridium Communications Inc. (the “Company”) each hereby certifies that, to the best of his knowledge:

1.
The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, to which this Certification is attached as Exhibit 32.1 (the “Quarterly Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.
The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Quarterly Report and results of operations of the Company for the periods covered in the financial statements in the Quarterly Report.

Dated: April 26, 2018

/s/ Matthew J. Desch	/s/ Thomas J. Fitzpatrick
Matthew J. Desch	Thomas J. Fitzpatrick
Chief Executive Officer	Chief Financial Officer
This certification accompanies the Quarterly Report and shall not be deemed “filed” by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.